Exhibit 4.3

AMENDMENT NO. 2 TO
SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of December 3, 2018 and is entered into by and among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, “Agent”), lead arranger and book manager for the Lenders. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, Parent, Borrowers, Lenders and Agent have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of December 12, 2016 (as amended, amended and restated, modified, supplemented or renewed prior to the date hereof, the “Loan Agreement”);

WHEREAS, Parent, Borrowers, Lenders and Agent have agreed to amend the Loan Agreement subject to the terms and conditions stated herein; and

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lenders, Agent, Parent and Borrowers hereby agree as follows:

I.                    Amendment to the Loan Agreement.

A.                The following definitions are hereby added to Section 1.1 of the Loan Agreement in alphabetical order as follows:

Beneficial Ownership Certification: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

Beneficial Ownership Regulation: means 31 C.F.R. § 1010.230.

Amendment No. 2 Effectiveness Date: December 3, 2018.

B.                 The following definitions as set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

ACM-TCM Revolver Termination Date: December 3, 2021.

Applicable Margin: with respect to any Type of Revolver Loan, the margin set forth below, as determined by the Leverage Ratio for the last Fiscal Quarter:

Level	Leverage Ratio	Base Rate Revolver Loans	LIBOR Revolver Loans
I	< 0.75:1.00	0%	2.25%
II	> 0.75:1.00 and < 1.50:1.00	0%	2.35%
III	> 1.50:1.00 and < 1.75:1.00	0.25%	2.75%
IV	> 1.75:1.00	0.50%	3.00%

Until May 31, 2019, margins shall be determined as if Level I were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level IV were applicable, from such day until the first day of the calendar month following actual receipt.

Colonial Revolver Termination Date: December 3, 2021.

C.                 Section 10.1.15 is hereby added to the Loan Agreement as follows:

10.1.15       Beneficial Ownership, etc. Promptly following any request therefor, provide information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

D.                Schedule 1.1 to the Loan Agreement is hereby deleted and replaced with Schedule 1.1 attached hereto.

II.               Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A.                Amendment. Fully executed copies of this Amendment signed by Parent, Borrowers and Lenders shall have been delivered to Agent.

B.                 Beneficial Ownership. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

C.                 Notes. To the extent requested by any Lender in connection with this Amendment, Borrowers shall have executed and delivered promissory notes to such Lender.

D.                Other Documents. Borrowers shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

III.              Miscellaneous.

A.                Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or the Lenders shall affect the representations and warranties or the right of Agent or the Lenders to rely thereon.

B.                 Reference to Loan Agreement. The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

C.                 Loan Agreement Remains in Effect. The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and Parent and each Borrower ratifies and confirms its agreements and covenants contained therein. Parent and each Borrower hereby confirms that to the best of its knowledge no Event of Default or Default exists.

D.                Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E.                 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

F.                  Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

G.                NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN LENDERS, AGENT AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, LENDERS AND BORROWERS.

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IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

BORROWERS:
COLONIAL AUTO FINANCE, INC., an Arkansas corporation
By:	/s/ Vickie D. Judy
Name:	Vickie D. Judy
Title:	Secretary

AMERICA’S CAR MART, INC., an Arkansas corporation
By:	/s/ Vickie D. Judy
Name:	Vickie D. Judy
Title:	Vice President & Secretary

TEXAS CAR-MART, INC., a Texas corporation
By:	/s/ Vickie D. Judy
Name:	Vickie D. Judy
Title:	Vice President & Secretary

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

PARENT:
AMERICA’S CAR-MART, INC., a Texas corporation
By:	/s/ Vickie D. Judy
Name:	Vickie D. Judy
Title:	Chief Financial Officer & Secretary

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

AGENT AND LENDERS:
BANK OF AMERICA, N.A. as Agent and Lender

By:	/s/ Carlos Gil
Name:	Carlos Gil
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

BOKF, NA D/B/A BANK OF ARKANSAS, as Lender
By:	/s/ Jacob Hudson
Name:	Jacob Hudson
Title:	Senior Vice President

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as Lender
By:	/s/ Blake Chandler
Name:	Blake Chandler
Title:	Vice President

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

ARVEST BANK, as Lender
By:	/s/ Robert E. Bresnahan
Name:	Robert E. Bresnahan
Title:	AVP

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

COMMERCE BANK, as Lender
By:	/s/ Adam Hensley
Name:	Adam Hensley
Title:	Vice President

Signature Page to Amendment No. 2 to Second Amended and Restated Loan and Security Agreement

SCHEDULE 1.1

To

Second Amended and Restated Loan and Security Agreement

Lender	Colonial Revolver Commitment	ACM-TCM Revolver Commitment	Total Revolver Commitment
Bank of America, N.A.	$91,200,000	$4,800,000	$96,000,000
BOKF,NA d/b/a Bank of Arkansas	$41,800,000	$2,200,000	$44,000,000
First Tennessee Bank	$28,750,000	$1,250,000	$30,000,000
Arvest Bank	$24,050,000	$950,000	$25,000,000
Commerce Bank	$19,200,000	$800,000	$20,000,000
	Total: $205,000,000	Total: $10,000,000	Total: $215,000,000

Schedule 1.1